UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2020

EMBASSY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-53528	26-3339011
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

100 Gateway Drive, Suite 100
Bethlehem, PA		18017
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 882-8800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01.Other Events.

Through April 24, 2020, Embassy Bancorp, Inc. (the “Company”) and its wholly-owned subsidiary, Embassy Bank for the Lehigh Valley (collectively “Embassy”), has received Small Business Administration (“SBA”) authorization to fund $34 million of Paycheck Protection Program (“PPP”) loans to 145 businesses in the Lehigh Valley and is in the process of disbursing the loan proceeds to the borrowers.  These 145 loans had received SBA authorization before the extinguishment of the government funded $349 billion PPP loan program on April 16, 2020.  Embassy anticipates receiving an approximately similar amount of additional SBA authorizations through the $310 billion second round of PPP funding signed by President Trump on April 24, 2020 to continue to be able to fill the needs of many small business clients in the immediate weeks, as they struggle through these unprecedented times.

The Coronavirus Aid, Relief and Economic Security (“CARES”) Act includes the PPP, a loan program which gives small businesses and self-employed 100% SBA guaranteed loans and loan forgiveness to stay in business during the COVID-19 pandemic. The loans have up to a two-year term to maturity and carry an interest rate of 1% throughout the loan term.  The SBA may forgive the PPP loans if certain conditions are met, including at least 75% of the proceeds being used for payroll costs.  Embassy, which had not previously been an SBA-approved lender, commenced filing completed customer applications on April 6, 2020.  Embassy’s highly experienced team of commercial lenders, with the support of personnel from various departments of the organization, proactively and diligently lead the efforts to work closely with borrowers to apply for the PPP loans.

Embassy has implemented temporary personnel policies and procedures in response to COVID-19 and the Commonwealth of Pennsylvania enacted a “Stay-at-Home” order.  Effective March 30, 2020, Embassy temporarily amended its operating hours and the number of open locations in the spirit of making our contribution to the welfare of our community.  Four of Embassy’s offices were temporarily closed.  The remaining open locations offer drive-up and by-appointment banking for essential purposes only.  ATMs at all locations continue to be available and Embassy has strongly encouraged its customers to utilize its Embassy Bank Online digital solutions for self-service on existing accounts, deposit making and opening of new personal deposit accounts.  All business functions continue to be effective and Embassy team members, systems and processes have managed this extraordinary change with great success.

SPECIAL CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K, and oral statements made regarding the subjects of this Current Report on Form 8-K, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s current views and expectations about new and existing programs and products, relationships, opportunities, technology and market conditions.  These statements may be identified by such forward-looking terminology as "continues," "expect," "look," "believe," "anticipate," "may," "will," "should," "projects," "strategy" or similar statements.  Actual results may differ materially from such forward-looking statements, and no reliance should be placed on any forward-looking statement. Further, in addition to risks and uncertainties related to the COVID-19 pandemic and resulting governmental and societal responses, please see Embassy Bancorp, Inc.’s filings with the SEC for a list of additional factors which could cause results to differ materially from such forward-looking statements, including those risk factors identified in the "Risk Factors" section and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2019.  The statements in this Current Report on Form 8-K are made as of the date hereof, even if subsequently made available by Embassy Bancorp, Inc. on its website or otherwise.  Embassy Bancorp, Inc. assumes no obligation for updating any such forward-looking statements at any time, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Embassy Bancorp, Inc.

Date: April 27, 2020	By:	/s/ Judith A. Hunsicker
	Name:	Judith A. Hunsicker
	Title:	First Executive, Chief Operating
and Financial Officer